Exhibit 24.1


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Terex Corporation Annual Report on Form 10-K for the year ended December 31, 2001 (including, without limitation, amendments), and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


        Signature                         Title                    Date

/s/ Ronald M. DeFeo        Chairman, Chief Executive
-------------------           Officer and Director               March 28, 2002
Ronald M. DeFeo            (Principal Executive Officer)

/s/ Joseph F. Apuzzo       Chief Financial Officer               March 28, 2002
--------------------       (Principal Financial Officer)
Joseph F. Apuzzo

/s/ Mark T. Cohen          Controller                            March 28, 2002
--------------------       (Principal Accounting Officer)
Mark T. Cohen

/s/ G. Chris Andersen      Director                              March 28, 2002
--------------------
G. Chris Andersen

/s/ Don DeFosset           Director                              March 28, 2002
--------------------
Don DeFosset

/s/ William H. Fike        Director                              March 28, 2002
--------------------
William H. Fike

/s/ Donald P. Jacobs       Director                              March 28, 2002
--------------------
Donald P. Jacobs

/s/ Marvin B. Rosenberg    Director                              March 28, 2002
--------------------
Marvin B. Rosenberg

/s/ David A. Sachs         Director                              March 28, 2002
--------------------
David A. Sachs